Exhibit 10.48
CONDITIONAL REINSTATEMENT AND FIRST AMENDMENT TO
AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS
(CALIFORNIA)
     THIS CONDITIONAL REINSTATEMENT AND FIRST AMENDMENT TO AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS (CALIFORNIA) (this “Amendment”) is entered into as of the 4TH day of August, 2010 (the “Amendment Effective Date”), by and among QUALITY PROPERTIES ASSET MANAGEMENT COMPANY, an Illinois corporation (“Seller”); and TNP ACQUISITIONS, LLC, a Delaware limited liability company (“Buyer”);
Recitals
     WHEREAS, Seller and Buyer entered into that certain Agreement of Purchase and Sale and Joint Escrow Instructions (California) dated as of July 9, 2010 (the “Original Agreement”) pursuant to which Seller agreed to sell, and Buyer agreed to purchase, certain real property located in San Jacinto, California as more particularly described in the Original Agreement (the “Property”); and
     WHEREAS, Seller and Buyer desire, subject to the express conditions precedent to same set forth herein, to reinstate the Original Agreement and amend the Original Agreement on the terms and conditions contained herein.
Agreement
     NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:
     1. Reinstatement of Original Agreement. If and only if Buyer delivers an executed copy of this Amendment AND the Additional Deposit, with no additional conditions or reservations, to Escrow Holder on or before 5PM Pacific Time on Thursday, August 5, 2010, and if and only if Buyer instructs and permits Escrow Holder to distribute the Additional Deposit to Seller as soon as possible, with no additional conditions to such delivery, then at the time of such delivery, the Original Agreement shall be reinstated, revived, and affirmed, as amended hereby. This Amendment shall be of no force or effect whatsoever, the Original Agreement shall not be Reinstated nor deemed amended if the delivery of the executed copy of this Amendment and the Additional Deposit does not occur in strict accordance with the time frame set forth in this paragraph. Time is absolutely and strictly of the essence of this Amendment and the failure of Buyer to comply with the covenants and agreements set forth herein shall be a complete failure of consideration to Seller, and no Reinstatement shall have occurred, nor will it occur, if performance is tendered at any other time.
     2. Due Diligence and Title. Buyer hereby states that it has completed its due diligence and title review, and is satisfied with same, and accordingly approves all of the Conditions to Buyer’s Obligations set forth in the Original Agreement, including those set forth in Sections 8 and 9 thereof, except for the performance of Seller required at the Closing, in accordance with the terms and conditions of the Original Agreement, as modified by this Amendment.

     3. Additional Deposit. In exchange for the covenants and agreements of Seller contained in this Amendment, Buyer shall, concurrently with the execution hereof and as a condition to the effectiveness of this Amendment, deposit into Escrow in Immediately Available Funds the sum of Two Hundred Thousand Dollars ($200,000.00) (the “Additional Deposit”), which shall then be immediately disbursed to Seller by Escrow Holder without further instructions from either party. The Additional Deposit shall be treated in all respects like the Deposit, shall be deemed earned at the time of its deposit into Escrow as partial consideration for the extension of the Closing Date, as described below, and shall therefore be non-refundable in accordance with the terms of the Original Agreement. From and after the disbursement of the Additional Deposit, Escrow Holder shall not be concerned with the Additional Deposit, except to debit and credit the parties appropriately at the time of the Closing.
     4. Closing Date. Notwithstanding anything to the contrary contained in the Original Agreement, the “Closing Date” shall be extended to August 11, 2010.
     5. Amendment. The following provision is added to the Original Agreement as Section 26.17:
Rule 3-14 Audit and SEC Filing Requirements. Subsequent to the Closing Date and no later than one (1) calendar year subsequent to the Closing Date, Buyer’s auditor may conduct an audit, as may be required of Buyer pursuant to Rule 3-14 of Securities and Exchange Commission Regulation S-X (the “Audit”), of the income statements of the Property for the last complete fiscal year immediately preceding the Closing Date and the stub period through the Closing Date (the “Audit Period”). Seller shall reasonably cooperate (at no cost or liability of any kind to Seller) with Buyer’s auditor in the conduct of the Audit. Without limiting the foregoing, (a) Buyer or its designated independent or other auditor may audit the operating statements of the Property, at Buyer’s expense and, upon Buyer’s reasonable prior written request; Seller shall allow Buyer’s auditors reasonable access to such books and records maintained by Seller in respect to the Property and pertaining to the Audit Period as necessary to conduct the Audit; and (b) Seller shall use reasonable efforts to provide to Buyer such existing financial information as may be reasonably required by Buyer and required for Buyer’s auditors to conduct the Audit, provided, however, that the ongoing obligations of Seller shall be limited to providing such information or documentation as may be in the possession or control of Seller, the Seller’s accountants or the applicable property or asset manager, at no cost or liability of any kind to such parties, and in the format the Seller has maintained such information.
Nothing contained in this Section 26.17 shall be deemed to alter or amend any of Buyer’s acknowledgements, waivers, releases, indemnities or any other matter in the Original Agreement regarding the transaction being an AS-IS purchase and sale, without representation or warranty of any type or kind, including with respect to the completeness, accuracy or correctness of any of the books and records related to the Property, except as specifically set forth in the Original Agreement. Nothing contained in this Section 26.17 shall constitute an agreement on the part of Seller to provide access to Buyer or any other person or entity to any books and records not solely related to the Property, or belonging to anyone other than Seller, including Bank of America, N.A.

     6. Assignment. Seller consents to the assignment of the Original Agreement, as amended by Buyer to TNP SRT San Jacinto, LLC, a Delaware limited liability company, and the assumption by TNP SRT San Jacinto, LLC of all of the obligations there under, provided that Buyer provides Seller with an Approved Assignment Form and the transferee conforms in all respects to the requirements for an affiliate transfer under the Original Agreement.
     7. Entire Agreement. The Original Agreement, as modified by this Amendment, constitutes the entire agreement between the parties hereto with respect to the transactions contemplated thereby, and it supersedes all prior discussions, understandings or agreements between the parties. Except as modified by this Amendment, the Original Agreement remains unchanged and unmodified, and the parties hereto hereby ratify and affirm the same.
     8. Counterparts. This Amendment may be executed in any number of counterparts, and it shall be sufficient that the signature of each party appear on one or more such counterparts. All counterparts shall collectively constitute this Amendment. Signatures transmitted by e-mail or facsimile shall constitute original signatures for all parties of this Amendment.
     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of August 4, 2010.

SELLER:	QUALITY PROPERTIES ASSET MANAGEMENT COMPANY, an Illinois corporation
	By:	/s/ Colin Bagwell
		Name:	Colin Bagwell
		Title:	Assistant Vice President

BUYER:	TNP ACQUISITIONS, LLC, a Delaware limited liability company
	By:	Thompson National Properties, LLC,
a Delaware limited liability company

	Its:	Sole Member

	By:	/s/ Anthony W. Thompson
		Name:	Anthony W. Thompson
		Title:	CEO

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